UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 6, 2025
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EVENTBRITE, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-38658	14-1888467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
95 Third Street, 2nd Floor,
San Francisco, California 94103
(Address of principal executive offices) (Zip Code)

(415) 692-7779
(Registrant’s telephone number, include area code)

Not applicable
(Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EB	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01    Entry into a Material Definitive Agreement.
On August 6, 2025, Eventbrite, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, as borrower, certain subsidiaries of Eventbrite, Inc., as guarantors, Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, as administrative and collateral agent and Morgan Stanley Senior Funding, Inc., Silicon Valley Bank, a division of First-Citizens Bank & Trust Company and Axos Bank as joint lead arrangers and bookrunners, which provided for a four-year, $60.0 million senior secured term loan facility. The proceeds of the term loan will be escrowed until specified amounts of the Company’s 5.000% convertible senior notes due 2025 and 0.750% convertible senior notes due 2026 are repaid or repurchased and an amount equal to the remaining portion of the notes is deposited as collateral for the benefit of the new lenders. Following the release from escrow, the proceeds may be used for general corporate purposes.
At the Company’s election, loans under the Credit Agreement bear interest at either (a) a term SOFR rate or (b) Base Rate (defined in a customary manner), in each case plus, until August 6, 2026, an applicable margin of 2.50% per annum for term SOFR loans and 1.50% per annum for Base Rate loans, and thereafter the applicable margin will vary depending on the Company’s consolidated net total leverage ratio, ranging from 1.50% per annum for Base Rate loans and 2.50% per annum for term SOFR loans if the Company’s consolidated net total leverage ratio is greater than 0.50 to 1.00, down to 1.25% per annum for Base Rate loans and 2.25% per annum for term SOFR loans if the Company’s consolidated net total leverage ratio is equal to or less than 0.50 to 1.00. The principal amount of the term loan amortizes on quarterly basis in amounts equal to 5% or the initial principal amount in the first year, 10% of the initial principal amount in each of the second and third years and 75% of the initial principal amount in the fourth year.
The term loans and other obligations under the Credit Agreement are (a) guaranteed by each of the Company’s wholly-owned material domestic restricted subsidiaries, subject to certain exceptions, and (b) secured by substantially all of the assets of the Company and the subsidiary guarantors, including a pledge of all the capital stock of material subsidiaries held directly by the Company and the subsidiary guarantors (which pledge, in the case of any foreign subsidiary, is limited to 65% of the voting stock), subject to certain customary exceptions and limitations.
The Credit Agreement contains customary events of default and certain covenants applicable to the Company and its restricted subsidiaries, including, without limitation, limitations on additional indebtedness, liens, various fundamental changes, dividends and distributions, investments (including acquisitions), transactions with affiliates, asset sales, including sale-leaseback transactions, prepayment of junior financing, changes in business and other limitations customary in senior secured credit facilities. In addition, the Credit Agreement requires the Company to maintain for certain test periods (a) a maximum consolidated net total leverage ratio ranging from 3.25 to 1.00 to 2.00 to 1.00, (b) a minimum fixed charge coverage ratio of 1.10 to 1.00 and (c) minimum twelve-month trailing revenue of $270.0 million.
The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.02    Results of Operations and Financial Condition.
On August 7, 2025, the Company issued a press release announcing its financial results for the quarter ended June 30, 2025. A copy of the issued press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Additional supplemental financial information (the "Supplemental Information") has been posted to the Investor Relations section of the Company's website at investor.eventbrite.com.
In the press release, the Company also announced that it would be holding a live webcast on August 7, 2025, at 2:00 p.m. Pacific Time to discuss its financial results for the quarter ended June 30, 2025. A copy of the unofficial transcript of the webcast will be available after the webcast on the Investor Relations section of the Company's website at investor.eventbrite.com.

The Company is making reference to non-GAAP financial information in the press release, the Supplemental Information and the webcast. Reconciliations of these non-GAAP financial measures to their nearest GAAP equivalents are provided in the press release and the Supplemental Information, as applicable.
The information furnished pursuant to Item 2.02 of this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 6, 2025, the Company became obligated under the $60.0 million term loan facility described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference herein.
Item 7.01    Regulation FD Disclosure.
Correction to February 27, 2025 Press Release

The Company’s press release dated February 27, 2025, titled “Eventbrite Reports Fourth Quarter 2024 Financial Results,” included a typographical error in the gross ticket sales for the year ended December 31, 2023. The correct amount of gross ticket sales for the year ended December 31, 2023 (in thousands) is $3,560,304.
Item 8.01    Other Events.

    On August 6, 2025, the Company entered into separate, privately negotiated repurchase agreements (collectively, the “2026 Repurchases”) with certain holders of the Company’s outstanding 2026 Notes, pursuant to which the Company agreed to repurchase $125.0 million aggregate principal amount of the 2026 Notes for an aggregate cash repurchase price of approximately $117.9 million, which includes accrued and unpaid interest on such 2026 Notes. The Repurchases are expected to settle on or about August 11, 2025, subject to customary closing conditions.
The Company had previously entered into capped call transactions with certain financial institutions in connection with the issuance of the 2026 Notes. All of these transactions are expected to remain in effect notwithstanding the Repurchases.
This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and will not constitute an offer, solicitation, or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1†^
Credit Agreement, dated August 6, 2025, by and among the Company, the guarantors party thereto from time to time, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as syndication agent, Axos Bank, as documentation agent, and Silicon Valley Bank, as administrative and collateral agent.

99.1	Earnings Press Release, dated August 7, 2025.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Portions of the exhibit, marked by brackets, have been omitted in accordance with Item 601(b)(10) of Regulation S-K because the omitted information (i) is not material and (ii) is the type of information that the Company treats as private or confidential.
^ Portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements related to the 2026 Notes to be repurchased, the completion, timing and size of the Repurchases and the existing capped call transactions. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that could cause actual results to differ materially from those indicated in the forward-looking statements, including but not limited to the satisfaction of the closing conditions related to the Repurchases and market conditions, and those more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Further information on potential risks that could affect forward looking statements will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Investors are cautioned not to place undue reliance on these statements. Actual results could differ materially from those expressed or implied. All forward-looking statements are based on information and estimates available to the Company at the time of this Current Report on Form 8-K, and are not guarantees of future events. Except as required by law, the Company assumes no obligation to update publicly any forward looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2025	EVENTBRITE, INC.

	By:	/s/ Julia Hartz
Julia Hartz
Chief Executive Officer